Exhibit 99.1

Occam Networks Announces First-Quarter 2010 Results

SANTA BARBARA, Calif.--(BUSINESS WIRE)--April 29, 2010--Occam Networks®, Inc. (Nasdaq: OCNW), a leading broadband access supplier offering multiservice access platform (MSAP) solutions based on pure packet technologies, today reported financial results for the first quarter ended March 31, 2010.

Revenue for the first quarter of 2010 was $22.3 million, compared with $21.9 million for the fourth quarter of 2009 and with $19.4 million for the first quarter of 2009.

Gross margin for the first quarter of 2010 was $9.8 million, or 44% of revenue, compared with $8.9 million, or 40% of revenue for the fourth quarter of 2009. Gross margin for the first quarter of 2009 was $8.2 million, or 42% of revenue.

As reported under U.S. generally accepted accounting principles (GAAP), net loss attributable to common stockholders for the first quarter of 2010 was $610,000 or a net loss of $0.03 per basic share, compared with a net loss for the fourth quarter 2009 of $849,000, or a net loss of $0.04 per basic share. For the first quarter of 2009, Occam reported a net loss of $3.0 million, or a net loss of $0.15 per basic share.

Non-GAAP net income available to common stockholders for the first quarter of 2010 was $173,000, or $0.01 per basic share, excluding stock-based compensation expense of $783,000. This compared with non-GAAP net income for the prior quarter of $494,000, or $0.02 per basic share, excluding stock-based compensation expense of $1.3 million. The company reported a non-GAAP net loss attributable to common stockholders for the first quarter of 2009 of $2.3 million, or a net loss of $0.11 per basic share, which excluded stock-based compensation expense of $743,000. A reconciliation of Occam’s non-GAAP measures to its GAAP measures is provided in the financial statements portion of this news release.

“This quarter marked the shipment of several important new products,” said Bob Howard-Anderson, president and CEO of Occam. “With our product breadth and depth and continued good financial performance, we continue to believe that we are well positioned for growth in broadband deployments by service providers worldwide.”

Highlights for the first quarter of 2010 included:

  Release of Occam OS 7.0 and first revenue shipments of the two key hardware components – the 6216 48-port VDSL2 blade with industry-leading performance and a wealth of software features and the 6316 48-port gigabit Ethernet OLT, which has already been adopted by a number of customers for FTTx buildouts.
  Announced Occam’s selection by the Federated States of Micronesia Telecommunications Corporation (FSMTC) to upgrade its wireline network after conducting a comprehensive evaluation of access equipment providers based on product features, level of support and ease of deployment.
  Continued international expansion with the announcement of two new resellers in EMEA – FCA in Poland and Ring-Net in Hungary.

Business Outlook

For the second quarter of 2010, the company currently expects a high single digit percent increase in revenue over first quarter 2010.

Today’s Conference Call

Occam plans to hold a teleconference to discuss its first-quarter results at 5:00 p.m. ET (2:00 p.m. PT) today. The call can be accessed by dialing (480) 629-9867 (for both U.S. and international callers). A live and archived webcast of the call will be available on the Occam website for up to one year after the call. To access the webcast, go to the Investor Relations page at http://www.occamnetworks.com and click on the “1Q 2010 Webcast” link. In addition to the webcast, a phone replay will be available for one week after the live call at (303) 590-3030, code number 4283101.

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this news release. Occam’s GAAP results have been adjusted to exclude stock-based compensation expense associated with the issuance of stock options, restricted stock units and restricted stock as detailed in the reconciliation below. These non-GAAP financial measures are provided to enhance the reader’s overall understanding of the company’s financial performance and its prospects for the future. Specifically, Occam believes non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash or one-time expenses that are not indicative of the company’s core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since Occam has historically reported non-GAAP measures to the investment community, management believes the inclusion of non-GAAP measures provides consistency in Occam’s financial reporting. The presentation of this additional information is not meant to be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. A detailed reconciliation of GAAP net loss to non-GAAP net income (loss) is included below.

Cautionary Note Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities laws, including statements about the company’s efforts to benefit from anticipated growth in broadband product offerings by service providers. The news release also includes forward-looking statements concerning the company’s revenue outlook for the second quarter of fiscal 2010. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those indicated in forward-looking statements. Risks and uncertainties that could adversely affect the company’s business, revenues, results of operations and financial condition include, without limitation, the following: (i) the company's revenues and operating results have varied substantially on a quarter-to-quarter basis in the past and are likely to continue to vary in the future based, among other factors, on levels of customer demand, capital investment trends in the telecommunications industry, the size and timing of orders the company receives, and potentially substantial delays from the time the company receives orders until the company may recognize revenue under applicable revenue recognition rules; (ii) capital investment in the telecommunications industry may be reduced if macroeconomic weakness continues in North America; (iii) the company has limited experience operating in international markets; (iv) the company cannot predict the impact, if any, of government stimulus programs targeting the telecommunications industry on our future revenues or operating results. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company's most recent Annual Report on Form 10-K filed on February 24, 2010, as well as the company's future filings with the SEC, for other important risk factors that could cause the company's actual results to differ materially from those contained in any forward-looking statements.

About Occam Networks, Inc.

Occam Networks' broadband access solutions empower service providers to offer profitable new voice, data and video services over copper and fiber. Occam systems deliver flexibility and scalability in a Triple Play world. Over three million BLC 6000 ports are currently deployed at over 350 service providers worldwide. For more information, please visit www.occamnetworks.com.

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks, Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

OCCAM NETWORKS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2010	2009
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$43,511	$39,268
Restricted cash	2,895	5,721
Accounts receivable, net	9,935	14,874
Inventories	10,929	12,927
Prepaid and other current assets	1,018	1,426

Total current assets	68,288	74,216

Property and equipment, net	8,761	8,699
Intangibles, net	133	156
Other assets	67	91

Total assets	$77,249	$83,162

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,480	$8,274
Accrued expenses	5,956	6,999
Deferred revenue	7,127	13,035
Deferred rent	361	361
Capital lease obligations	27	26

Total current liabilities	21,951	28,695

Deferred rent, net of current portion	1,512	1,597
Capital lease obligation, net of current portion	13	20
Total liabilities	23,476	30,312

Stockholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized; 20,968,509 and 20,669,089 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively.	289	289
Additional paid-in capital	189,546	188,013
Accumulated deficit	(136,062)	(135,452)
Total stockholders’ equity	53,773	52,850
Total liabilities and stockholders’ equity	$77,249	$83,162

OCCAM NETWORKS, INC. AND SUBSIDIARY
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009

Revenue	$22,344	$21,926	$19,419
Cost of revenue (1)	12,511	13,049	11,245
Gross margin	9,833	8,877	8,174

Operating expenses (1):
Research and product-development	3,765	3,905	4,389
Sales and marketing	4,604	4,184	4,581
General and administrative	2,066	1,761	2,366
Total operating expenses	10,435	9,850	11,336

Loss from operations	(602)	(973)	(3,162)
Interest income (expense), net	4	(47)	145

Loss before provision for (benefit from) income taxes	(598)	(1,020)	(3,017)
Provision for (benefit from) income taxes	12	(171)	13

Net loss	$(610)	$(849)	$(3,030)

Net loss per share attributable to common stockholders:
Basic	$(0.03)	$(0.04)	$(0.15)
Diluted	$(0.03)	$(0.04)	$(0.15)

Weighted average shares attributable to common stockholders:
Basic	20,650	20,392	20,149
Diluted	20,650	20,392	20,149

(1) Total stock-based compensation included in:

Cost of revenue	$87	$178	$89
Research and product-development	249	374	223
Sales and marketing	218	310	197
General and administrative	229	481	234

Total stock-based compensation	$783	$1,343	$743

OCCAM NETWORKS, INC. AND SUBSIDIARY
GAAP to Non-GAAP Reconciliation
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009

GAAP net loss	$(610)	$(849)	$(3,030)
Stock-based compensation expense	783	1,343	743
Non-GAAP net income (loss)	$173	$494	$(2,287)

GAAP basic net loss per share	$(0.03)	$(0.04)	$(0.15)
Stock-based compensation expense	0.04	0.06	0.04
Non-GAAP basic net income (loss) per share	$0.01	$0.02	$(0.11)

CONTACT:
Occam Networks
Jeanne Seeley, 1-805-692-2957 (Financial)
ir@occamnetworks.com
or
Stearns Johnson Communications
Tim Johnson, 1-415-397-7600 (Media)
tjohnson@stearnsjohnson.com